UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2017

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road
Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 13, 2017, Citrix Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, to issue and sell $750 million aggregate principal amount of the Company’s 4.500% Senior Notes due 2027 (the “Notes”) at a public offering price equal to 4.500% of the aggregate principal amount of the Notes (the “Offering”). The Company estimates that the net proceeds from the Offering will be approximately $742.6 million, after deducting the underwriting discount and estimated Offering expenses payable by the Company. The Offering is expected to close on or about November 15, 2017, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company expects to use the net proceeds from this offering to purchase $750 million of its common stock, par value $0.001 per share (the “Common Stock”), as authorized under its share repurchase program, through an accelerated share repurchase transaction (the “ASR”), which the Company entered into with Citibank, N.A. on November 13, 2017, as described below.

The Notes have been offered pursuant to a prospectus supplement, dated November 13, 2017, to the prospectus, dated November 3, 2017, that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-221309) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Accelerated Share Repurchase Program

On November 13, 2017, the Company entered into a Master Confirmation (the “Master ASR Confirmation”) and a Supplemental Confirmation (the “Supplemental Confirmation” and, together with the Master ASR Confirmation, the “ASR Agreement”), with Citibank, N.A. (the “ASR Counterparty”), as part of the Company’s share repurchase program. The effectiveness of the ASR is conditioned upon the closing of the Offering. Under the ASR Agreement, the Company will pay $750 million to the ASR Counterparty and receive approximately 7.1 million shares of its Common Stock from the ASR Counterparty on November 16, 2017. The total number of shares of Common Stock that the Company will repurchase under the ASR Agreement will be based on the average of the daily volume-weighted average prices of the Common Stock during the term of the ASR Agreement, less a discount. At settlement, the ASR Counterparty may be required to deliver additional shares of Common Stock to the Company or, under certain circumstances, the Company may be required to deliver shares of Common Stock, at the Company’s election, or make a cash payment to the ASR Counterparty. Final settlement of the ASR Agreement is expected to be completed by the end of January 2018, although the settlement may be accelerated at the ASR Counterparty’s option.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares of Common Stock that will be delivered, the required timing of delivery of the shares, the circumstances under which the ASR Counterparty is permitted to make adjustments to valuation and calculation periods, and various acknowledgements, representations and warranties made by the Company and the ASR Counterparty to one another. The ASR Agreement also provides that the ASR Counterparty can terminate the transaction following the occurrence of certain specified events, including major corporate transactions involving the Company.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Confirmation (including the form of Supplemental Confirmation), which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 6, 2017, the Board of Directors approved the repurchase of up to an additional $1.7 billion of its common stock. As of September 30, 2017, approximately $329.05 million remained for repurchases from previous authorizations (without taking into account the accelerated share repurchase program discussed under Item 1.01), increasing the Company’s current aggregate share repurchase authorization to $2.03 billion. On November 13, 2017, the Company issued a press release announcing that the Company’s Board of Directors had authorized the increase in the share repurchase authorization and that the Company has entered into an ASR pursuant to the ASR Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On November 13, 2017, the Company issued a press release announcing that the Company had priced its offering of $750 million aggregate principal amount of the Notes. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 13, 2017, among the Company and Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

10.1	Master Confirmation between Citibank, N.A. and Citrix Systems, Inc., dated November 13, 2017.

99.1	Press release dated November 13, 2017 of Citrix Systems, Inc.

99.2	Press release dated November 13, 2017 of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: November 14, 2017	By:	/s/ Antonio G. Gomes
Name: Antonio G. Gomes
Title: Senior Vice President, General Counsel and
Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated November 13, 2017 among the Company and Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

10.1	Master Confirmation between Citibank, N.A. and Citrix Systems, Inc., dated November 13, 2017.

99.1	Press release dated November 13, 2017 of Citrix Systems, Inc.

99.2	Press release dated November 13, 2017 of Citrix Systems, Inc.